                                                                     EXHIBIT 4.1

               FORM OF 5.0% CONVERTIBLE SUBORDINATED NOTE DUE 2008

                                   ----------

                              DAVE & BUSTER'S, INC.

                             [FORM OF FACE OF NOTE]

[THE FOLLOWING PARAGRAPH SHALL APPEAR ON THE FACE OF EACH RESTRICTED NOTE.]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THIS SECURITY.

[THE COMPANY MAY, BUT IS NOT OBLIGATED TO, INSTRUCT THE TRUSTEE TO PLACE THE FOLLOWING PARAGRAPH ON THE FACE OF EACH NOTE HELD BY OR TRANSFERRED TO AN "AFFILIATE" (AS DEFINED IN RULE 501(B) OF REGULATION D UNDER THE SECURITIES ACT) OF THE COMPANY:]

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE HELD BY A PERSON WHO MAY BE DEEMED TO BE AN AFFILIATE OF THE ISSUER FOR PURPOSES OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), AND MAY BE SOLD ONLY IN COMPLIANCE WITH RULE 144, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO A VALID EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT.

[THE FOLLOWING PARAGRAPH SHALL APPEAR ON THE FACE OF EACH GLOBAL NOTE.]

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.5(b) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
2.8 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

                              DAVE & BUSTER'S, INC.

                   5.0% Convertible Subordinated Note due 2008

THIS NOTE WAS ISSUED WITH "ORIGINAL ISSUE DISCOUNT" FOR U.S. FEDERAL INCOME TAX PURPOSES. DAVE & BUSTER'S, INC. WILL PROMPTLY MAKE AVAILABLE TO THE HOLDER HEREOF INFORMATION REGARDING THE ISSUE DATE, ISSUE PRICE, YIELD TO MATURITY, AMOUNT OF ORIGINAL ISSUE DISCOUNT AND, AS APPROPRIATE, THE COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE OF THIS NOTE, UPON THE WRITTEN REQUEST OF SUCH HOLDER DIRECTED TO DAVE & BUSTER'S, INC. AT 2481 MANANA DRIVE, DALLAS, TEXAS 75220,
ATTN.: CHIEF FINANCIAL OFFICER.

No.                                                             $
    ---                                                          ---------------

CUSIP No. 23833N AB 0

         Dave & Buster's, Inc., a corporation duly organized and validly existing under the laws of the State of Missouri (herein called the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to ____________________, or registered assigns, the principal sum of ___________ Dollars on August 7, 2008 and to pay interest on said principal sum semi-annually on February 15 and August 15 of each year, commencing February 15, 2004, at the rate per annum specified in the title of this Note, accrued from August 7, 2003. The interest so payable on any February 15 or August 15 will be paid to the person in whose name this Note, or portion thereof (or one or more Predecessor Notes) is registered at the close of business on the record date, which shall be the February 1 or August 1 (whether or not a Business Day) next preceding such February 15 or August 15, respectively; provided that any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture. Payment of the principal of and interest accrued on this Note (including Liquidated Damages, if any) shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or at any other office or agency permitted by the Indenture, in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts; provided further, however, that, with respect to any holder of Notes with an aggregate principal amount equal to or in excess of $500,000, at the request of such holder in writing to the Company, interest on such holder's Notes shall be paid by wire transfer in immediately available funds in accordance with the written wire transfer instruction supplied by such holder from time to time to the Trustee and paying agent (if different from the Trustee) at least two Business Days prior to the applicable record date.

         Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving a holder of this Note the right to convert this Note into Common Stock of the Company on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State.

         This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

                                           DAVE & BUSTER'S, INC.



                                           -------------------------------------
                                           W. C. Hammett, Senior Vice President
                                           and Chief Financial Officer

Attest:


-----------------------------------------
John S. Davis, Senior Vice President and
Secretary


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

The Bank of New York,
as Trustee, certifies that this is one of the Notes described in the within-named
Indenture.

Dated:


By:
    -------------------------------------
    Authorized Signatory

                            [FORM OF REVERSE OF NOTE]

                              DAVE & BUSTER'S, INC.

                   5.0% Convertible Subordinated Note due 2008

         This Note is one of a duly authorized issue of Notes of the Company, designated as its 5.0% Convertible Subordinated Notes due 2008 (herein called the "Notes"), limited to the aggregate principal amount of __________, all issued or to be issued under and pursuant to an Indenture dated as of August 7, 2003 (herein called the "Indenture"), between the Company and The Bank of New York (herein called the "Trustee"), to which the Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes. All capitalized terms used herein without definition shall have the meaning set forth in the Indenture.

         In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, premium, if any, and accrued interest on all Notes may be declared, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture. Liquidated damages paid pursuant to Section 15.2 of the Indenture, if any, shall be paid within ten (10) Business Days of the date from which such liquidated damages accrued pursuant to Section 15.2. Liquidated Damages on the Notes paid pursuant to Section 2(f) of the Registration Rights Agreement, if any, shall be paid at the times and in the manner provided therein.

         The Indenture contains provisions permitting the Company and the Trustee in certain limited circumstances, without the consent of the holders of the Notes, and in other circumstances, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute amendments to the Indenture or supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes; provided, however, that no such amendment or supplemental indenture shall (i) extend the fixed maturity of any Note, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or premium, if any, thereon, or reduce any amount payable on redemption or repurchase thereof, impair, or change in any respect adverse to the holder of Notes, the obligation of the Company to repurchase any Note at the option of the holder upon the happening of a Repurchase Event, or impair or adversely affect the right of any Noteholder to institute suit for the payment thereof, or change the currency in which the Notes are payable, or impair or change in any respect adverse to the Noteholders the right to convert the Notes into Common Stock subject to the terms set forth herein, including Section 15.6, without the consent of the holder of each Note so affected, or (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Notes then outstanding.

         It is also provided in the Indenture that the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the

Notes waive any past default or Event of Default under the Indenture and its consequences except (i) a default in the payment of interest or premium, if any, on, or the principal of, the Notes when due, (ii) a failure by the Company to convert any Notes into Common Stock or (iii) a default in respect of a covenant or provisions of the Indenture which under Article XI thereof cannot be modified or amended without the consent of the holders of all Notes then outstanding. Any such consent or waiver by a holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution hereof, irrespective of whether any notation thereof is made upon this Note or such other Notes.

         The payment of principal of, premium, if any, and interest on the Notes will be subordinated in right of payment to the prior payment in full of Senior Indebtedness as set forth in Article IV of the Indenture.

         Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

         The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office of Trustee or the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessments or other governmental charges that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

         From and after August 7, 2006, the Company may, at its option, redeem all or any part of the Notes, upon notice as set forth in the Indenture, and the Company shall pay each holder of Notes redeemed a redemption price equal to the principal amount of such Notes, plus accrued and unpaid interest thereon, if any, to, but not including, the date of redemption.

         If such notice of redemption has been given as provided in the Indenture, the Notes or portion of Notes called for redemption shall, unless converted into Common Stock pursuant to the terms of the Indenture, become due and payable on the date and at the place or places stated in such notice at the applicable redemption price and interest accrued to, but excluding, the date fixed for redemption, and on and after such date (unless the Company shall default in the payment of such Notes at the redemption price and interest accrued to, but excluding, said date) interest on the Notes or portion of Notes so called for redemption shall cease to accrue and such Notes shall cease after the close of business on the Business Day next preceding the date fixed for redemption to be convertible into Common Stock and, except as provided in Sections 8.5 and 13.4 of the Indenture, to be entitled to any benefit or security under the Indenture, and the holders of such Notes shall have no right in respect of such Notes except the right to receive the redemption price and unpaid interest to, but excluding, the date fixed for redemption. On presentation and surrender of such Notes at a place of payment specified in such notice, such Notes or the specified portions thereof to be redeemed shall be paid and redeemed by the Company at the applicable redemption price and interest accrued thereon to, but excluding, the date fixed for redemption; provided that, if the applicable redemption date is an interest payment date, then the semi-annual payment of interest becoming due on such date shall be payable to the holders of such Notes registered as such on the relevant record date subject to the terms and provisions of Section 2.3 of the Indenture.

         The Notes are not subject to redemption through the operation of any sinking fund.

         Upon the occurrence of a "Repurchase Event," the Noteholder has the right, at such holder's option, to require the Company to repurchase all or any portion of such holder's Notes on the 30th calendar day (or, if such 30th day is not a Business Day, the next succeeding Business Day) after notice of such Repurchase Event at a price equal to (i) 115% of the principal amount of Notes such holder elects to require the Company to repurchase, if the Repurchase Event occurs prior to or on August 7, 2004, (ii) 110% of the principal amount of Notes such holder elects to require the Company to repurchase, if the Repurchase Event occurs after August 7, 2004 but prior to or on August 7, 2006 and (iii) 105% of the principal amount of the Notes such holder elects to require the Company to repurchase if the Repurchase Event occurs after August 7, 2006 but prior to or on August 7, 2008, together, in each case, with accrued interest to the date fixed for repurchase; provided that if such repurchase date is an interest payment date, then the semi-annual payment of interest becoming due on such date shall be payable to the holders of such Notes registered as such on the relevant record date subject to the terms and provisions of Section 2.3 of the Indenture. The Company or, at the written request of the Company, the Trustee shall mail to all holders of record of the Notes a notice of the occurrence of a Repurchase Event and of the repurchase right arising as a result thereof on or before the fifth (5th) Business Day after the occurrence of such Repurchase Event. If a redemption date pursuant to Article III of the Indenture shall occur prior to any repurchase date established pursuant to a Company Notice under Section 16.2 of the Indenture, provided that the Company shall have deposited or set aside an amount of money sufficient to redeem such Notes as set forth in Section 3.2 of the Indenture on or before such repurchase date, all such Notes shall be redeemed pursuant to Article III of the Indenture and the repurchase rights under Article XVI of the Indenture shall have no effect.

         Subject to the provisions of the Indenture, the holder hereof has the right, at its option, at any time following the date of original issuance of the Notes and prior to the close of business on August 7, 2008 (except that, with respect to any Note or portion of a Note that shall be called for redemption, such right shall terminate, except as otherwise provided in the Indenture, at the close of business on the Business Day next preceding the date fixed for redemption unless the Company shall default in payment due upon redemption), to convert the principal hereof or any portion of such principal which is $1,000 or an integral multiple thereof, into that number of fully paid and non-assessable shares of the Company's Common Stock, as said shares shall be constituted at the date of conversion, obtained by dividing the principal amount of this Note or portion thereof to be converted by the conversion price of $12.92 or such conversion price as adjusted from time to time as provided in the Indenture, upon surrender of this Note, together with a conversion notice as provided in the Indenture and this Note, to the Company at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or at any other office or agency permitted by the Indenture, and, unless the shares issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or by his duly authorized attorney. The Company shall pay in cash, on this Note or portion thereof surrendered for conversion during the period from the close of business on any interest payment date to which interest has been fully paid through the close of business on the Business Day preceding the record date for the next such interest payment date, accrued and unpaid interest, if any, to, but excluding, the date of conversion. Any such payment of interest shall be made with ten (10) Business Days after the Conversion Date. Notwithstanding the foregoing, if this Note shall be surrendered for conversion during the period from the close of business on any record date for any interest payment date through the close of business on the Business Day next preceding such interest payment date, this Note (unless the Note or the portion thereof being converted shall have been called for redemption pursuant to a redemption notice mailed to the Noteholders in accordance with Section 3.2 of the Indenture or shall have become due prior to such interest payment date as a result of a Repurchase Event) must be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company, of an amount equal to the interest otherwise payable on such interest payment date on the principal amount being converted; provided, however, that no such payment need be made if there shall exist at the time of conversion a default in the payment of interest on the Notes. No fractional shares of Common Stock will be issued upon any conversion, but an adjustment in cash will be paid to the holder, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Note or Notes for conversion.

         If a holder of this Note exercises the right of conversion set forth in the Indenture prior to August 7, 2005, the Company shall make an additional payment in cash to such holder with respect to the portion of this Note converted, in an amount (a "Holder Conversion Provisional Payment") equal to $50 per each $1,000 principal amount of the portion of the Note converted.

         In connection with any redemption of Notes, the Company may arrange for the purchase and conversion of any Notes not converted prior to the expiration of such conversion right by an agreement with one or more investment bankers or other purchasers to purchase such Notes by paying to the Trustee in trust for the Noteholders, on or before the date fixed for redemption, an amount not less than the applicable redemption price, together with the Holder Conversion Provisional Payment, if any, and interest accrued to the date fixed for redemption, of such Notes.

         [INCLUDE THE FOLLOWING PARAGRAPH ONLY IF HOLDER HAS ELECTED TO BE GOVERNED BY SECTION 2(K)(i) OF THE SECURITIES PURCHASE AGREEMENT: The Holder hereby agrees that in no event will it convert any of the Notes in excess of the number of such Notes upon the conversion of which (x) the number of shares of Common Stock beneficially owned by such Holder (other than the shares which would otherwise be deemed beneficially owned except for being subject to a limitation on conversion analogous to the limitation contained in this paragraph plus (y) the number of shares of Common Stock issuable upon the conversion of such Notes, would be equal to or exceed 9.99% of the number of shares of Common Stock then issued and outstanding (after giving effect to such conversion), it being the intent of the Company and the Holder that the Holder not be deemed at any time to have the power to vote or dispose of greater than 9.99% of the number of shares of Common Stock issued and outstanding. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). To the extent that the limitation contained in this paragraph applies (and without limiting any rights the Company may otherwise have), the Company may rely on the Holder's determination of whether the Notes are convertible pursuant to the terms hereof, the Company having no obligation whatsoever to verify or confirm the accuracy of such determination, and the submission of the Conversion Notice by the Holder shall be deemed to be the Holder's representation that the Notes specified therein are convertible pursuant to the terms hereof. Nothing contained herein shall be deemed to restrict the right of a Holder to convert the Notes at such time as the conversion thereof will not violate the provisions of this paragraph.]

         [INCLUDE THE FOLLOWING PARAGRAPHS ONLY IF HOLDER HAS ELECTED TO BE GOVERNED BY SECTION 2(K)(iI) OF THE SECURITIES PURCHASE AGREEMENT: Each Holder hereby agrees that in no event will it convert any of the Notes in excess of the number of such Notes upon the conversion of which (x) the number of shares of Common Stock beneficially owned by such Holder (other than the shares which would otherwise be deemed beneficially owned except for being subject to a limitation on conversion analogous to the limitation contained in this paragraph) plus (y) the number of shares of Common Stock issuable upon the conversion of such Notes, would be equal to or exceed 4.99% of the number of shares of Common Stock then issued and outstanding (after giving effect to such conversion), it being the intent of the Company and the Holder that the Holder not be deemed at any time to have the power to vote or dispose of greater than 4.99% of the number of shares of Common Stock issued and outstanding. As used herein, beneficial ownership shall be determined in accordance with the Exchange Act. To the extent that the limitation contained in this paragraph applies (and without limiting any rights the Company may otherwise have), the Company may rely on the Holder's determination of whether the Notes are convertible pursuant to the terms hereof, the Company having no obligation whatsoever to verify or confirm the accuracy of such determination, and the submission of the Conversion Notice by the Holder shall be deemed to be the Holder's representation that the Notes specified therein are convertible pursuant to the terms hereof. Nothing contained herein shall be deemed to restrict the right of a Holder to convert the Notes at such time as the conversion thereof will not violate the provisions of this paragraph.

         Upon due presentment for registration of transfer of this Note and any other documents as may be required to be delivered by the Indenture at the office or agency of the Company in the Borough of Manhattan, The City of New York, or at any other office or agency permitted by the Indenture, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the requirements and limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

         The Company, the Trustee, any authenticating agent, any paying agent, any conversion agent and any Note registrar may deem and treat a registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof (including Liquidated Damages to the extent accrued but unpaid), or on account hereof, for the conversion hereof and for all other purposes; and neither the Company nor the Trustee nor any other authenticating agent nor any paying agent nor any other conversion agent nor any Note registrar shall be affected by any notice to the contrary. All such payments so made to, or upon the order of, such registered holder for the time being shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable on this Note.

         No direct or indirect partner, employee, incorporator, stockholder, director or officer, as such, past, present or future of the Company or any successor corporation or any Subsidiary or any of the Company's Affiliates, shall have any personal liability in respect of the obligations of the Company under this Note by reason of his, her or its status as such partner, employee, incorporator, stockholder, director or officer. The holder hereof by accepting this Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of this Note.

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common              UNIF GIFT MIN ACT -

                                                                       Custodian
                                            --------------------------
                                                      (Cust)

TEN ENT - as tenants by the entireties
                                            --------------------------
                                                      (Minor)
JT TEN - as joint tenants with right
of survivorship and not as tenants          Uniform Gifts to Minors Act
in common                                                               --------
                                                                        (State)

Additional abbreviations may also be used though not in the above list.

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE


The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:


                                                                                Principal Amount         Signature of
                      Amount of decrease        Amount of increase in           of this Global Note    authorized officer
                    in Principal Amount of       Principal Amount of              following such        of Trustee or
Date of Exchange       this Global Note           this Global Note            decrease (or increase)     Note Custodian




                           [FORM OF CONVERSION NOTICE]


Dave & Buster's, Inc.
2481 Manana Drive
Dallas, Texas  75220
Attention:  Chief Financial Officer

The Bank of New York
101 Barclay Street, Floor 8W
New York, New York  10286
Telephone:  (212) 815-6907
Facsimile:  (212) 815-5707
Attention:  Corporate Trust Administration

         The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion hereof (which is $1,000 principal amount or an integral multiple thereof) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

If you want the shares issuable on conversion of this Note credited to your balance account with The Depositary Trust Company through its Deposit Withdrawal Agent Commission system, check the box: [ ]

Dated:
       ------------------------------

                                                --------------------------------

                                                --------------------------------
                                                Signature(s)

-------------------------------------
Signature Guarantee
Signature(s) must be guaranteed by an
eligible Guarantor Institution (banks,
stock brokers, savings and loan
associations and credit unions) with
membership in an approved signature
guarantee medallion program pursuant
to Securities and Exchange Commission
Rule 17Ad-15 if
shares of Common Stock are to be
issued, or Notes to be delivered,
other than to and in the name of the
registered holder.

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:


--------------------------------------------
(Name)

--------------------------------------------
(Street Address)

--------------------------------------------
(City, State and Zip Code)

Please print name and address
                                              Principal amount to be converted
                                              (if less than all):  $______,000

                                              ----------------------------------
                                              Social Security or Other Taxpayer
                                              Identification Number

                       [FORM OF OPTION TO ELECT REPAYMENT
                            UPON A REPURCHASE EVENT]


Dave & Buster's, Inc.
2481 Manana Drive
Dallas, Texas  75220
Attention:  Chief Financial Officer

The Bank of New York
101 Barclay Street, Floor 8W
New York, New York  10286
Telephone:  (212) 815-6907
Facsimile:  (212) 815-5707
Attention:  Corporate Trust Administration


         The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Dave & Buster's, Inc. (the "Company") as to the occurrence of a Repurchase Event with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 principal amount or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note, together with accrued interest (including Liquidated Damages, if any) to, but excluding, such date, to the registered holder hereof.

Dated:
       ------------------------
                                        ----------------------------------------

                                        ----------------------------------------
                                        Signature(s)

                                        ----------------------------------------
                                        Social Security or Other Taxpayer
                                        Identification Number

                                        ----------------------------------------
                                        Principal amount to be repaid (if less
                                        than all): $______,000

                                        NOTICE: The above signatures of the
                                        holder(s) hereof must correspond with
                                        the name as written upon the face of the
                                        Note in every particular without
                                        alteration or enlargement or any change
                                        whatever.

                                                                       EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

Dave & Buster's, Inc.
2481 Manana Drive
Dallas, Texas  75220
Attention:  Chief Financial Officer

The Bank of New York
101 Barclay Street, Floor 8W
New York, New York  10286
Telephone:  (212) 815-6907
Facsimile:  (212) 815-5707
Attention:  Corporate Trust Administration


         Re:  5.0% Convertible Subordinated Notes due 2008

Reference is hereby made to the Indenture, dated as of August 7, 2003 (the "Indenture"), among Dave & Buster's, Inc., as issuer (the "Company"), and The Bank of New York (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to ___________________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

         1. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A.

         The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

         2. [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE IAI GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR RULE 144.

         The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

                  (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

                  (b) [ ] such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

                  (c) [ ] such Transfer is being effected pursuant to an effective registration statement unDER the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

                  (d) [ ] such Transfer is being effected to an Institutional Accredited Investor and pursuant To an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

         3. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

                  (a) [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant TO and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                  (b)  [ ]  CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION.
         (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                           -------------------------------------
                                                 [Insert Name of Transferor]



                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:

Dated:
        -----------------------------

-------------------------------------
Signature Guarantee

Signature(s) must be guaranteed by
an eligible Guarantor Institution
(banks, stock brokers, savings and
loan associations and credit unions)
with membership in an approved
signature guarantee medallion
program pursuant to Securities and
Exchange Commission Rule 17Ad-15
if shares of Common Stock are to
be issued, or Notes to be delivered,
other than to and in the name of the
registered holder.

                       ANNEX A TO CERTIFICATE OF TRANSFER



1.       The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]


         (a)  [ ]  A BENEFICIAL INTEREST IN THE:

                             (i)   [ ]  144A Global Note (CUSIP _________), or

                             (ii)  [ ]  IAI Global Note (CUSIP _________); or


         (b)  [ ]  A RESTRICTED DEFINITIVE NOTE.


2.       After the Transfer the Transferee will hold:

                                                      [CHECK ONE]

                        (a)  [ ]  a beneficial interest in the:

                             (i)    [ ]  144A Global Note (CUSIP _________), or

                             (ii)   [ ]  IAI Global Note (CUSIP _________); or

                             (iii)  [ ]  Unrestricted Global Note
                                        (CUSIP _________); or

                        (b)  [ ]  a Restricted Definitive Note; or

                        (c)  [ ]  an Unrestricted Definitive Note,

                        in accordance with the terms of the Indenture.

                                                                       EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

Dave & Buster's, Inc.
2481 Manana Drive
Dallas, Texas  75220
Attention:  Chief Financial Officer

The Bank of New York
101 Barclay Street, Floor 8W
New York, New York  10286
Telephone:  (212) 815-6907
Facsimile:  (212) 815-5707
Attention:  Corporate Trust Administration


         Re:  5.0% Convertible Subordinated Notes due 2008

                               (CUSIP 23833N AB 0)

Reference is hereby made to the Indenture, dated as of August 7, 2003 (the "Indenture"), among Dave & Buster's Inc., as issuer (the "Company"), and The Bank of New York (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

__________________________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

         1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

                  (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (b) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the

         Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive
         Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (c) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (d) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. IN connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

                  (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

                  (b) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [ ] 144A Global Note, [ ] IAI Global Note with an equal principal amount, thE OWNEr hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and

         (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                         ---------------------------------------
                                                [Insert Name of Transferor]


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:
Dated:
        ----------------------------

------------------------------------
Signature Guarantee

Signature(s) must be guaranteed
by an eligible Guarantor
Institution (banks, stock brokers,
savings and loan associations and
credit unions) with membership
in an approved signature
guarantee medallion program
pursuant to Securities and
Exchange Commission Rule
17Ad-15 if shares of Common
Stock are to be issued, or
Notes to be delivered, other
than to and in the name of the
registered holder.

                                                                       EXHIBIT D

                   FORM OF TRANSFER LETTER OF REPRESENTATIONS

                           (TO BE DELIVERED BY HOLDER
                     UPON CERTAIN TRANSFERS OF NOTES WITHOUT
                        EFFECTIVE REGISTRATION STATEMENT)

We are delivering this letter in connection with the sale or transfer to us of Notes (as defined in the Indenture, dated as of August 7, 2003, between Dave & Buster's, Inc., a Missouri corporation (the "Company") and The Bank of New York, a New York banking corporation (the "Trustee")) other than pursuant to a registration statement that has been declared effective under the Securities Act of 1933, as amended (the "Securities Act").

We hereby confirm that:

         (i) we are an "accredited investor" within the meaning of Rule 501(a)(1),(2), (3), (5), (6), (7) or (8) under the Securities
                  Act;

         (ii) any purchase or receipt of the Notes by us will be for investment purposes and for our own account, not as a nominee or agent;

         (iii) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing or receiving the Notes;

         (iv) we do not have need for liquidity in our investment in the Notes, we have the ability to bear the economic risks of our investment in the Notes for an indefinite period of time and we are able to afford the complete loss of our investment in the Notes;

         (v) we are not acquiring the Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction, and we have no present intention of selling, granting any participation in, or otherwise distributing the same;

         (vi) we have had access to such information regarding the Company necessary in order for us to make an informed decision and any such information which we have requested have been made available for us or our attorney, accountant, or advisor; and

         (vii) we or our attorney, accountant, or advisor have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the business, management and financial affairs of the Company and the terms and conditions of the acquisition by us of the Notes and all such questions have been answered to our full satisfaction, and we have acquired sufficient information about the Company to make an informed and knowledgeable decision to acquire the Notes.

         We understand that the Notes have not been registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire any Notes, that such Notes may be offered, resold, pledged or otherwise transferred only (i) in accordance with an exemption from the registration requirements of the Securities Act, (ii) to the Company or (iii) pursuant to an effective registration statement, and, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction. We agree that we will furnish the Company and the Trustee an opinion of counsel, if the Company so requests, that the foregoing restrictions on transfer have been complied with. We understand that the Trustee will not be required to accept for registration of transfer any Notes, except upon presentation of evidence satisfactory to the Company, including an opinion of counsel if the Company so requests, that the foregoing restrictions on transfer have been complied with.

         We acknowledge that the Company and others will rely upon our confirmations, acknowledgements and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.




                                      ------------------------------------------
                                      (Name)




                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                      Address:


                                      D-2